Exhibit 3.5

CORPORATE ACCESS NUMBER: 2014272583

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

INCORPORATION

1427258 ALBERTA ULC

WAS INCORPORATED IN ALBERTA ON 2008/09/23.

BUSINESS CORPORATIONS ACT	FORM 1

Alberta	Articles of Incorporation

1.              Name of Corporation

1427258 ALBERTA ULC

2.              The classes of shares, and any maximum number of shares that the corporation is authorized to issue:

One class of shares, to be designated as “Common Shares”, in an unlimited number.

3.              Restrictions on share transfers (if any):

The attached Schedule of Restrictions on Share Transfers is incorporated into and forms part of this form.

4.              Number, or minimum and maximum number, of directors that the corporation may have:

Not less than One (1) director and not more than Seven (7) directors.

5.              If the corporation is restricted FROM carrying on a certain business, or restricted TO carrying on a certain business, specify the restriction(s):

None

6.              Other rules or provisions (if any):

The attached Schedule of Other Provisions is incorporated into and forms part of this form.

7.              Dated: September 23, 2008

Incorporators

Name of Person Authorizing (please print)	Address: (including postal code)	Signature
Carolyn E. Simpson	4500, 855 - 2nd Street S.W.	/s/ Carolyn E. Simpson
Calgary, Alberta T2P 4K7

REGISTERED ON
THE ALBERTA REGISTRIES
CORES SYSTEM

SEP 23 2008

SCHEDULE OF OTHER PROVISIONS

1.                                       The number of direct or indirect beneficial owners of securities of the Corporation will be limited to not more than 50, not including employees and former employees of the Corporation or any of its affiliates, provided that each person is counted as one beneficial owner unless the person is created or used solely to purchase or hold securities of the Corporation, in which case each beneficial owner or each beneficiary of the person, as the case may be, shall be counted as a separate beneficial owner. For purposes of this paragraph, the term “securities” does not include non-convertible debt securities of the Corporation.

2.                                       Any invitation to the public to subscribe for securities of the Corporation is prohibited.

3.                                       The Corporation has a lien on the shares of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

4.                                       The right to transfer securities of the Corporation, other than non-convertible debt securities, is restricted in that no securityholder shall be entitled to transfer any securities of the Corporation to any person who is not a securityholder of the Corporation unless the transfer has been approved by the board of directors of the Corporation.

5.                                       The liability of each of the shareholders of the unlimited liability corporation for any liability, act or default of the unlimited liability corporation is unlimited in extent and joint and several in nature.

SCHEDULE OF RESTRICTIONS ON SHARE TRANSFERS

The right to transfer shares of the Corporation is restricted in that no shareholder shall be entitled to transfer any share or shares in the capital of the Corporation to any person who is not a shareholder of the Corporation unless the transfer has been approved by the board of directors of the Corporation.

Articles of Incorporation

For

1427258 ALBERTA ULC

Share Structure:	ONE CLASS OF SHARES, TO BE DESIGNATED AS “COMMON SHARES”, IN AN UNLIMITED NUMBER.

Share Transfers Restrictions:	THE ATTACHED SCHEDULE OF RESTRICTIONS ON SHARE TRANSFERS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

Number of Directors:

Min Number of Directors:	1

Max Number of Directors:	7

Business Restricted To:	NONE.

Business Restricted From:	NONE.

Other Provisions:	THE ATTACHED SCHEDULE OF OTHER PROVISIONS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

	Registration Authorized By:	CAROLYN E. SIMPSON INCORPORATOR

Incorporate Alberta Corporation - Registration Statement

Alberta Registration Date: 2008/09/23

Corporate Access Number: 2014272583

Service Request Number:	12115460
Alberta Corporation Type:	Numbered Alberta Corporation
Legal Entity Name:	1427258 ALBERTA ULC
French Equivalent Name:
Nuans Number:
Nuans Date:
French Nuans Number:
French Nuans Date:

REGISTERED ADDRESS
Street:	4500, 855 - 2ND STREET S.W.
Legal Description:
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 4K7

RECORDS ADDRESS
Street:	400, 607 - 8TH AVENUE S.W.
Legal Description:
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 0A7

ADDRESS FOR SERVICE BY MAIL
Post Office Box:
City:
Province:
Postal Code:
Internet Mail ID:

Share Structure:	ONE CLASS OF SHARES, TO BE DESIGNATED AS “COMMON

SHARES”, IN AN UNLIMITED NUMBER.
Share Transfers Restrictions:	THE ATTACHED SCHEDULE OF RESTRICTION ON SHARE TRANSFERS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.
Number of Directors:
Min Number Of Directors:	1
Max Number Of Directors:	7
Business Restricted To:	NONE.
Business Restricted From:	NONE.
Other Provisions:	THE ATTACHED SCHEDULE OF OTHER PROVISIONS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

Professional Endorsement Provided:
Future Dating Required:
Registration Date:	2008/09/23

Director

Last Name:	POPE
First Name:	DAVID
Middle Name:
Street/Box Number:	400, 607 - 8TH AVENUE S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 0A7
Country:
Resident Canadian:	Y

Last Name:	WARD
First Name:	ANDREW
Middle Name:	W.
Street/Box Number:	712 FIFTH AVENUE, 51ST FLOOR
City:	NEW YORK
Province:	NEW YORK
Postal Code:	10019
Country:
Resident Canadian:

Last Name:	TICHIO
First Name:	ROBERT
Middle Name:
Street/Box Number:	712 FIFTH AVENUE, 51ST FLOOR
City:	NEW YORK
Province:	NEW YORK
Postal Code:	10019
Country:
Resident Canadian:

Last Name:	LAPEYRE, JR.
First Name:	PIERRE
Middle Name:	F.
Street/Box Number:	712 FIFTH AVENUE, 51ST FLOOR
City:	NEW YORK
Province:	NEW YORK
Postal Code:	10019
Country:
Resident Canadian:

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Restrictions on Share Transfers	ELECTRONIC	2008/09/23
Other Rules or Provisions	ELECTRONIC	2008/09/23

Registration Authorized By:	CAROLYN E. SIMPSON
INCORPORATOR

CORPORATE ACCESS NUMBER: 2014272583

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

1427258 ALBERTA ULC

AMENDED ITS ARTICLES ON 2008/12/12.

BUSINESS CORPORATIONS ACT

Alberta	ARTICLES OF AMENDMENT

1.	Name of Corporation	2. Corporate Access Number

	1427258 ALBERTA ULC	2014272583

3.	Pursuant to subsections 173(1)(d) and .(e) of the Business Corporations Act (Alberta), the share capital of the Corporation is hereby amended:

	(a)

by redesignating the existing Common Shares as “Class A Common Shares” and attaching to the Class A Common Shares the rights, privileges, restrictions and conditions as set out in Schedule “A” attached hereto; and

	(b)

by increasing the capital of the Corporation by the creation of Two (2) additional classes of shares, to be designated as “Class B Common Shares”, in an unlimited number, and “Preferred Shares”, limited in number to One Hundred Thousand (100,000), each class of shares having attached the rights, privileges, restrictions and conditions as set out in Schedule “A” attached hereto;

	so that the share capital of the Corporation shall be amended to read as set out in the Schedule of Share Capital attached hereto and forming part of this form.

4.	DATE	SIGNATURE	TITLE
	Dec. 12, 2008	/s/ Sandra Malcolm	Authorized Person

REGISTERED ON
THE ALBERTA REGISTRIES
CORES SYSTEM

DEC 12 2008

SCHEDULE “A”

SHARE CAPITAL

The authorized capital of the Corporation shall consist of an unlimited number of Class A Common Shares (the “Class A Shares”), an unlimited number of Class B Common Shares (the “Class B Shares”) and 100,000 preferred shares (the “Preferred Shares”), which shares shall have the rights, privileges, restrictions and conditions set forth below.

UNANIMOUS SHAREHOLDERS AGREEMENT

The rights, privileges, restrictions and conditions attaching to the Class A Shares, Class B Shares and the Preferred Shares shall be subject to the terms and conditions of the unanimous shareholders’ agreement dated December 12, 2008 by and among the Corporation and the shareholders of the Corporation, as amended from time to time (the “Unanimous Shareholders Agreement”),

I.                                         DEFINITIONS

As used in these amended articles of incorporation (these “Articles”), the following terms shall have the following meanings:

(a)                                  “Accreted Value” means, as of any date of determination with respect to each Preferred Share, the Issue Price of such share plus all dividends which have accrued, compounded and been added thereto prior to such date of determination, less all dividends which have been paid on such share on or before such date of determination;

(b)                                 “Affiliate” means with respect to any Person, any other Person which directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with such Person. The term “control” means the possession, directly or indirectly by a Person or group of Persons acting in concert of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and all words that are derivatives of “control” shall have corresponding meanings;

(c)                                  “Board of Directors” means the board of directors of the Corporation;

(d)                                 “Business Day” means any day other than a Saturday, Sunday and other day which is a statutory holiday in Calgary, Alberta, New York, New York and London, England;

(e)                                  “Class A Share Amount” means the amount of cash proceeds to be paid on a Class A Share resulting from a Liquidation Event or Sale Transaction;

(f)                                    “Common Shareholders” means, collectively, the holders of Common Shares;

(g)                                 “Common Shares” means the Class A Shares, Class B Shares and any other common shares of the Corporation and includes any and all common shares resulting from any subdivision, redivision, reduction, combination or consolidation, merger, amalgamation, arrangement or reorganization involving the Corporation;

(h)                                 “Compounding Date” has the meaning set forth in Section 3(a) of the Preferred Share terms hereof;

(i)                                     “Conversion Date” means December 13, 2010;

(j)                                     “Conversion Price” means the price per Class A Share that Coop acquired in the Corporation on the Initial Closing Date;

(k)                                  “Coop” means R/C Guitar Coöperatief U.A.;

(1)                                  “Initial Closing Date” means December 12, 2008;

(m)                               “Issue Price” means CDN$1,000 per Preferred Share;

(n)                                 “Junior Shares” has the meaning set forth in Section 1 of the Preferred Share terms hereof;

(o)                                 “Liquidation Event” means the voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation;

(p)                                 “Liquidation Payment” shall have the meaning ascribed thereto in Section 6(a) of the Preferred Share terms hereof;

(q)                                 “Permitted Distribution” means the payment of a dividend or other distribution to holders of Class A Shares by the Corporation if the specific and sole purpose of such dividend or distribution is to permit the holders of Class A Shares (or any Affiliate thereof) to acquire all of the issued and outstanding Preferred Shares, Class B Shares or the Warrant, as the case may be;

(r)                                    “Person” means any individual, firm, corporation, partnership, limited liability company, unlimited liability corporation, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind;

(s)                                  “QIPO” has the meaning ascribed thereto in Section 6 of the Class B terms hereof;

(t)                                    “Sale Transaction” means any of the following: (i) a third party or third parties acquire all or substantially all of the Corporation’s assets in an arm’s length transaction or a series of arm’s length transactions; (ii) fifty percent (50%) or more of the issued and outstanding Class A Shares are acquired by third parties in any transaction or series of transactions; or (iii) the Corporation merges, amalgamates, consolidates or otherwise combines with another Person that is at arm’s length with it (other than a merger, amalgamation, consolidation or similar transaction that is consummated in connection with the reorganization of the Corporation in contemplation of a QIPO) and, following such transaction in this clause (iii), Coop (or an Affiliate thereof) no longer retains the ability to elect a

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majority of the members of the surviving entity’s board of directors; provided, however, that in no event shall a QIPO constitute a Sale Transaction;

(u)                                 “Shares” means the Class A Shares, the Class B Shares and the Preferred Shares;

(v)                                 “Tax Act” means the Income Tax Act (Canada); and

(w)                               “Warrant” means the warrant to purchase one hundred million (100,000,000) common shares of 1441682 Alberta Ltd. issued to Hunting Energy Holdings Ltd. on December 12, 2008.

II.                                                   CLASS A SHARES

The rights of the holders of Class A Shares are equal in all respects and the Class A Shares shall have the following rights, privileges, restrictions and conditions:

1.                                       Voting. The holders of Class A Shares shall be entitled to receive notice of, to attend and to one (1) vote per share held at all meetings of Common Shareholders (and shall vote with the Class B Shares as a single class), except meetings at which only holders of a specified class or series of shares other than the Class A Shares are entitled to vote.

2.                                       Dividends. Subject to the rights, restrictions and conditions attaching to the Preferred Shares and the Class B Shares, the holders of Class A Shares shall be entitled to receive dividends if, as and when declared by the Board of Directors.

3.                                       No Alteration. No subdivision, consolidation, reclassification or other change in the Class A Shares may be made unless the equivalent subdivision, consolidation, reclassification or other change is made to the Class B Shares at the same time as the Class A Shares.

4.                                       Liquidation. Subject to the rights, privileges, restrictions and conditions attaching to the Class B Shares and the Preferred Shares; in the event of a Liquidation Event or a Sale Transaction, the holders of Class A Shares shall be entitled to share ratably, together with the holders of any other class of shares of the Corporation ranking equally to the Class A Shares in respect of distributions on dissolution, in such assets of the Corporation as are legally available for distribution.

III.                                           CLASS B SHARES

The rights of the holders of Class B Shares are equal in all respects and the Class B Shares shall have the following rights, privileges, restrictions and conditions:

1.                                       Rank. The holders of Class B Shares shall, with respect to their rights on a Liquidation Event or Sale Transaction, rank senior to the Class A Shares, but shall rank pari passu with the Class A Shares for all other purposes save as provided herein.

2.                                       Voting. The holders of Class B Shares shall be entitled to receive notice of, to attend and to one (1) vote per share held at all meetings of Common Shareholders of the Corporation (and shall vote with the holders of Class A Shares as a single class), except meetings at which only holders of a specified class or series of shares other than the Class B Shares are entitled to vote.

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3.                                       Dividends. The holders of Class B Shares shall be entitled to receive dividends if, as and when declared by the Board of Directors. The Corporation shall not declare or pay any dividends on, or make any other distributions with respect to or redeem, purchase or otherwise acquire for consideration, any Class A Shares (or any other shares that rank pari passu or junior to the Class B Shares) for so long as any Class B Shares remain issued and outstanding. Notwithstanding the foregoing, the Corporation shall be permitted at any time to make a Permitted Distribution; provided, however, that in no circumstances shall the Corporation make a Permitted Distribution unless such dividend or other distribution is funded with the proceeds of any common equity issuance made by the Corporation.

4.                                       No Alteration. No subdivision, consolidation, reclassification or other change in the Class B Shares may be made unless the equivalent subdivision, consolidation, reclassification or other change is made to the Class A Shares at the same time as the Class B Shares.

5.                                       Liquidation Preference. Upon the occurrence of a Liquidation -Event or Sale Transaction, each holder of Class B Shares shall be entitled to receive from such Sale Transaction or, in the case of a Liquidation Event, out of the remaining assets of the Corporation legally available for distribution to shareholders, before any payment or distribution is made to any other class or series of shares (including for greater certainty the Class A Shares), an amount equal to the greater of (i) the aggregate Accreted Value of the issued and outstanding Preferred Shares which were converted into such Class B Shares as of the Conversion Date (plus all unpaid dividends that had accrued on such Preferred Shares from the last Compounding Date to the Conversion Date) or (ii) the product of (a) the number of Class B Shares outstanding at the time of such Liquidity Event or Sale Transaction and (b) the Class A Share Amount.

6.                                       Initial Public Offering. Immediately prior to the closing of an underwritten public offering of common shares of the Corporation (or any of its subsidiaries or successors) pursuant to a prospectus or registration statement under applicable Canadian and/or U.S. securities laws resulting in net proceeds (after underwriting discounts and commissions) to the Corporation (or any of its subsidiaries or successors) and selling shareholders of the Corporation (or any of its subsidiaries or successors) of at least U.S. $100 million, on a recognized stock exchange or inter-dealer quotation system (such a public offering, a “QIPO”), each Class B Share then outstanding shall convert automatically into that number of fully paid and non-assessable Class A Shares equal to the greater of (i) one (1) or (ii) the quotient equal to (x) the Accreted Value of an issued and outstanding Preferred Share which was converted into such Class B Share as of the Conversion Date (plus all unpaid dividends that had accrued on such Preferred Share from the last Compounding Date to the Conversion Date) divided by (y) the QIPO offering price for the common shares.

7.                                       Reservation of Class A Shares. The Corporation shall at all times reserve and keep available for issuance upon the conversion of Class B Shares in connection with a QIPO, such number of its authorized but unissued Class A Shares as will from time to time be sufficient to permit the conversion of all outstanding Class B Shares, and shall take all action to increase the authorized number of Class A Shares if at any time there shall be insufficient authorized but unissued Class A Shares to permit such reservation or to permit the conversion of all outstanding Class B Shares.

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8.                                       Amendment. The terms and conditions of the Class B Shares may not be amended without the consent of the holders of not less than 66 2/3% of the issued and outstanding Class B Shares.

9.                                       No Further Class B Shares. No further Class B Shares may be issued by the Corporation without the consent of the holders of all of the Class B Shares.

IV.                                          PREFERRED SHARES

The rights of the holders of Preferred Shares are equal in all respects and shall have the following rights, privileges, restrictions and conditions:

1.                                       Rank. The Preferred Shares shall, for all purposes, rank senior to the Common Shares (and any other class or series of common or preferred shares of the Corporation created in the future) (such existing Common Shares and shares created in the future collectively, the “Junior Shares”).

2.                                       Voting. The registered holders of Preferred Shares shall be entitled to receive notice of and to attend any meeting of the Common Shareholders, but shall not be entitled to vote at any such meeting or in any written consent in lieu of a meeting of Common Shareholders. The holders of the Preferred Shares shall be entitled to receive copies of all draft written resolutions of the Common Shareholders prior to their execution and copies of executed resolutions and minutes of meetings of the Common Shareholders promptly following their completion or execution.

3.                                       Dividends.

(a)                                  Dividend Rate. The holder of a Preferred Share shall be entitled to dividends at an annual rate equal to twelve percent (12%) of the Accreted Value, calculated on the basis of a 360-day year, consisting of twelve 30-day months, and such dividends shall accrue on an annual basis from and after the Initial Closing Date until the Conversion Date, whether or not declared by the Board of Directors. Dividends shall not accrue after the Conversion Date. Unless otherwise determined by the Board of Directors, accrued and unpaid dividends shall not be paid in cash but instead shall compound and be added to the Accreted Value in effect on the day immediately prior to a compounding date, on a semi-annual basis (each such semi-annual compounding date, a “Compounding Date”). Accrued and unpaid dividends shall be payable if, as and when declared by the Board of Directors.

(b)                                 Junior Share Dividends. The Corporation shall not declare or pay any dividends on, or make any other distributions with respect to or redeem, purchase or otherwise acquire for consideration, any Junior Shares for so long as any Preferred Shares remain issued and outstanding. Notwithstanding the foregoing, the Corporation shall be permitted at any time to make a Permitted Distribution; provided, however, that in no circumstances shall the Corporation make a Permitted Distribution unless such dividend or other distribution is funded with the proceeds of any common equity issuance made by the Corporation.

4.                                       Retraction. At any time prior to the Conversion Date, the Corporation shall have the right to retract the Preferred Shares for a cash payment per Preferred Share equal to (i)

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the Issue Price of such share, plus (ii) all unpaid dividends (if any) that have accrued or compounded on such share. For the purposes of Subsection 191(4) of the Tax Act, the amount specified in respect of each Preferred Share is the amount contemplated by item (i) above in this Section 4. Notwithstanding the foregoing, the Corporation shall not be permitted to exercise such retraction right unless the consideration for such retraction has been funded by any common equity issuance made by the Corporation.

5.                                             Conversion.

(a)                                  Optional Conversion. No holder of Preferred Shares shall have the right to convert its Preferred Shares (or any of them) into Class B Shares.

(b)                                 Automatic Conversion. If any Preferred Shares remain issued and outstanding as of the Conversion Date and provided that Coop or any of its Affiliates have not, prior to that time, acquired all of the outstanding Preferred Shares or the Warrant, then each Preferred Share then outstanding shall convert automatically into that number of fully paid and non-assessable Class B Shares equal to (x) the Accreted Value of such issued and outstanding Preferred Share (plus all unpaid dividends that had accrued on such Preferred Share from the last Compounding Date to the Conversion Date) divided by (y) the Conversion Price. In connection with such conversion, the holders of Preferred Shares shall surrender any certificate(s) representing the Preferred Shares to be converted to the Corporation at any time during usual business hours at its principal place of business no later than five (5) Business Days prior to the Conversion Date. All certificates representing Preferred Shares surrendered for conversion shall forthwith be cancelled by the Corporation, and promptly thereafter the Corporation shall (subject to compliance with any applicable securities laws) deliver to the holder of such Preferred Shares so surrendered certificate(s) representing the number of fully paid and non-assessable Class B Shares, into which such Preferred Shares were converted.

6.                                       Liquidation Preference.

(a)                                  Liquidation Payment. Upon the occurrence of a Liquidation Event or Sale Transaction, each holder of Preferred Shares shall be entitled to receive from such Sale Transaction or, in the case of a Liquidation Event, out of the remaining assets of the Corporation legally available for distribution to shareholders, before any payment or distribution is made to any class or series of Junior Shares, an amount in respect of each Preferred Share then held by such holder equal to (i) the Issue Price of such Preferred Share plus (ii) all unpaid dividends (if any) that had accrued or compounded on such share to the effective date of such Liquidation Event or Sale Transaction (such amounts collectively, the “Liquidation Payment”). For the purposes of Subsection 191(4) of the Tax Act, the amount specified in respect of each Preferred Share is the amount contemplated by (i) above in this Section 6(a). If the proceeds from such Sale Transaction or the assets of the Corporation available for distribution by the Corporation to the holders of Preferred Shares in a Liquidation Event are insufficient to permit payment in full to such holders of the aggregate Liquidation Payment, then all of such proceeds from the Sale Transaction or the assets available for distribution by the Corporation to the holders of Preferred Shares in a Liquidation Event, as the case may be, shall be distributed among and paid to

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such holders of Preferred Shares ratably in proportion to the amounts that would have been payable to such holders if such assets were sufficient to permit payment in full.

(b)                                 No Additional Payment. After the holders of all Preferred Shares shall have been paid in full the amounts to which they are entitled pursuant to Section 6(a), the holders of Preferred Shares shall not be entitled to any further participation in any distribution of assets of the Corporation and the remaining assets of the Corporation shall be distributed to the holders of Junior Shares on a pro rata basis in accordance with the rights, privileges, restrictions and conditions attached to such Junior Shares.

7.                                  Anti-dilution Adjustments. The Conversion Price, and the number and type of securities to be received upon conversion of Preferred Shares, shall be subject to adjustment as follows:

(a)                                  Share Dividend, Subdivision, Combination or Reclassification of Common Shares. For so long as any Preferred Share remains outstanding, in the event that the Corporation: (i) pays a dividend or makes a distribution on the outstanding Common Shares payable in shares of the Corporation; (ii) subdivides the outstanding Common Shares into a larger number of shares; (iii) combines the outstanding Common Shares into a smaller number of shares; or (iv) issues any Common Shares in a reclassification of the Common Shares, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of shares or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such Preferred Shares been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 7(a) shall become effective retroactively (x) in the case of any such share dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Shares entitled to receive such share dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

(b)                                 Certificate as to Adjustments. Upon any adjustment to the Conversion Price, the Corporation shall within a reasonable period (not to exceed ten (10) Business Days) following any of the foregoing transactions deliver to each registered holder of Preferred Shares a certificate, signed by the chief financial officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

8.                                  Reservation of Class B Shares. The Corporation shall at all times reserve and keep available for issuance upon the conversion of Preferred Shares, such number of its authorized but unissued Class B Shares as will from time to time be sufficient to permit the conversion of all outstanding Preferred Shares, and shall take all action to increase the

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authorized number of Class B Shares if at any time there shall be insufficient authorized but unissued Class B Shares to permit such reservation or to permit the conversion of all outstanding Preferred Shares.

9.                                  Amendment. The terms and conditions of the Preferred Shares may not be amended without the consent of the holders of not less than (66 2/3%) of the issued and outstanding Preferred Shares. The Corporation shall not create a new class or series of shares or elevate an existing class of shares to give it rights senior in any respect to the Preferred Shares without the consent of holders of not less than (66 2/3%) of the issued and outstanding Preferred Shares.

10.                            Termination of Rights. If the Preferred Shares are converted into Class B Shares pursuant to Section 5(b), all rights with respect to the Preferred Shares so converted shall terminate, except the right to receive certificates for the number of Class B Shares into which such Preferred Shares have been converted, and the former holders of Preferred Shares shall thereafter only be permitted to exercise the rights to which they are entitled hereunder as holders of Class B Shares.

V.                                         MISCELLANEOUS

1.                                  Tax Withholding. The Corporation shall be entitled to deduct and withhold from any dividend or other distribution otherwise payable to any holder of Shares such amounts as the Corporation is required to deduct and withhold with respect to such payment under the Tax Act or any provision of any provincial, local or foreign tax law, in each case, as amended from time to time. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority.

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Name/Structure Change Alberta Corporation - Registration Statement

Alberta Amendment Date: 2008/12/12

Service Request Number:	12470925
Corporate Access Number:	2014272583
Legal Entity Name:	1427258 ALBERTA ULC
French Equivalent Name:
Legal Entity Status:	Active

Alberta Corporation Type:	Numbered Alberta Corporation
New Legal Entity Name:	1427258 ALBERTA ULC
New French Equivalent Name:
Nuans Number:
Nuans Date:
French Nuans Number:
French Nuans Date:

Share Structure:	THE ATTACHED SCHEDULE “A” IS INCORPORATED INTO AND FORMS PART OF THIS FORM

Share Transfers Restrictions:	THE ATTACHED SCHEDULE OF RESTRICTIONS ON SHARE TRANSFERS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.
Number of Directors:
Min Number Of Directors:	1
Max Number Of Directors:	7
Business Restricted To:	NONE.
Business Restricted From:	NONE.
Other Provisions:	THE ATTACHED SCHEDULE OF OTHER PROVISIONS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.
BCA Section/Subsection:	173(1)(D),(E)

Professional Endorsement
Provided:
Future Dating Required:

Annual Return

No Records returned

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Restrictions on Share Transfers	ELECTRONIC	2008/09/23
Other Rules or Provisions	ELECTRONIC	2008/09/23
Share Structure	ELECTRONIC	2008/12/12

Registration Authorized By:	SANDRA MALCOLM SOLICITOR

SCHEDULE “A”

SHARE CAPITAL

The authorized capital of the Corporation shall consist of an unlimited number of Class A Common Shares (the “Class A Shares”), an unlimited number of Class B Common Shares (the “Class B Shares”) and 100,000 preferred shares (the “Preferred Shares”), which shares shall have the rights, privileges, restrictions and conditions set forth below.

UNANIMOUS SHAREHOLDERS AGREEMENT

The rights, privileges, restrictions and conditions attaching to the Class A Shares, Class B Shares and the Preferred Shares shall be subject to the terms and conditions of the unanimous shareholders’ agreement dated December 12, 2008 by and among the Corporation and the shareholders of the Corporation, as amended from time to time (the “Unanimous Shareholders Agreement”).

I.                                         DEFINITIONS

As used in these amended articles of incorporation (these “Articles”), the following terms shall have the following meanings:

(a)                                  “Accreted Value” means, as of any date of determination with respect to each Preferred Share, the Issue Price of such share plus all dividends which have accrued, compounded and been added thereto prior to such date of determination, less all dividends which have been paid on such share on or before such date of determination;

(b)                                 “Affiliate” means with respect to any Person, any other Person which directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with such Person. The term “control” means the possession, directly or indirectly by a Person or group of Persons acting in concert of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and all words that are derivatives of “control” shall have corresponding meanings;

(c)                                  “Board of Directors” means the board of directors of the Corporation;

(d)                                 “Business Day” means any day other than a Saturday, Sunday and other day which is a statutory holiday in Calgary,

Alberta, New York, New York and London, England;

(e)                                  “Class A Share Amount” means the amount of cash proceeds to be paid on a Class A Share resulting from a Liquidation Event or Sale Transaction;

(f)                                    “Common Shareholders” means, collectively, the holders of Common Shares;

(g)                                 “Common Shares” means the Class A Shares, Class B Shares and any other common shares of the Corporation and includes any and all common shares resulting from any subdivision, redivision, reduction, combination or consolidation, merger, amalgamation, arrangement or organization involving the Corporation;

(h)                                 “Compounding Date” has the meaning set forth in Section 3(a) of the Preferred Share terms hereof;

(i)                                     “Conversion Date” means December 13, 2010;

(j)                                     “Conversion Price” means the price per Class A Share that Coop acquired in the Corporation on the Initial Closing Date;

(k)                                  “Coop” means R/C Guitar Coöperatief U.A.;

(l)                                     “Initial Closing Date” means December 12, 2008;

(m)                               “Issue Price” means CDN$1,000 per Preferred Share;

(n)                                 “Junior Shares” has the meaning set forth in Section 1 of the Preferred Share terms hereof;

(o)                                 “Liquidation Event” means the voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation;

(p)                                 “Liquidation Payment” shall have the meaning ascribed thereto in Section 6(a) of the Preferred Share terms hereof;

(q)                                 “Permitted Distribution” means the payment of a dividend or other distribution to holders of Class A Shares by the Corporation if the specific and sole purpose of such dividend or distribution is to permit the holders of Class A Shares (or any Affiliate thereof) to acquire all of the issued and outstanding Preferred Shares, Class B Shares or the Warrant, as the case may be;

(r)                                    “Person” means any individual, firm, corporation, partnership, limited liability company, unlimited liability corporation, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind;

(s)                                  “QIPO” has the meaning ascribed thereto in Section 6 of the Class B terms hereof;

(t)                                    “Sale Transaction” means any of the following: (i) a third party or third parties acquire all or substantially all of the Corporation’s assets in an arm’s length transaction or a series of arm’s length transactions; (ii) fifty percent (50%) or more of the issued and outstanding Class A Shares are acquired by third parties in any transaction or series of transactions; or (iii) the Corporation merges, amalgamates, consolidates or otherwise combines with another Person that is at arm’s length with it (other than a merger, amalgamation, consolidation or similar transaction that is consummated in connection with the reorganization of the Corporation in contemplation of a QIPO) and, following such transaction in this clause (iii), Coop (or an Affiliate thereof) no longer retains the ability to elect a majority of the members of the surviving entity’s board of directors; provided, however, that in no event shall a QIPO constitute a Sale Transaction;

(u)                                 “Shares” means the Class A Shares, the Class B Shares and the Preferred Shares;

(v)                                 “Tax Act” means the Income Tax Act (Canada); and

(w)                               “Warrant” means the warrant to purchase one hundred million (100,000,000) common shares of 1441682 Alberta Ltd. issued to Hunting Energy Holdings Ltd. on December 12, 2008.

II.                                     CLASS A SHARES

The rights of the holders of Class A Shares are equal in all respects and the Class A Shares shall have the following rights, privileges, restrictions and conditions:

1.                                       Voting. The holders of Class A Shares shall be entitled to receive notice of, to attend and to one (1) vote per share held at all meetings of Common Shareholders (and shall vote with the Class B Shares as a single class), except meetings at which only holders of a specified class or series of shares other than the Class A Shares are entitled to vote.

2.                                       Dividends. Subject to the rights, restrictions and conditions attaching to the Preferred Shares and the Class B Shares, the holders of Class A Shares shall be entitled to receive dividends if, as and when declared by the Board of Directors.

3.                                       No Alteration. No subdivision, consolidation, reclassification or other change in the Class A Shares may be made unless the equivalent subdivision, consolidation, reclassification or other change is made to the Class B Shares at the same time as the Class A Shares.

4.                                       Liquidation. Subject to the rights, privileges, restrictions and conditions attaching to the Class B Shares and the Preferred Shares, in the event of a Liquidation Event or a Sale Transaction, the holders of Class A Shares shall be entitled to share ratably, together with the holders of any other class of shares of the Corporation ranking equally to the Class A Shares in respect of distributions on dissolution, in such assets of the Corporation as are legally available for distribution.

III.                                 CLASS B SHARES

The rights of the holders of Class B Shares are equal in all respects and the Class B Shares shall have the following rights, privileges, restrictions and conditions:

1.                                       Rank. The holders of Class B Shares shall, with respect to their rights on a Liquidation Event or Sale Transaction, rank senior to the Class A Shares, but shall rank pari passu with the Class A Shares for all other purposes save as provided herein.

2.                                       Voting. The holders of Class B Shares shall be entitled to receive notice of, to attend and to one (1) vote per share held at all meetings of Common Shareholders of the Corporation (and shall vote with the holders of Class A Shares as a single class), except meetings at which only holders of a specified class or series of shares other than the Class B Shares are entitled to vote.

3.                                       Dividends. The holders of Class B Shares shall be entitled to receive dividends if, as and when declared by the Board of Directors. The Corporation shall not declare or pay any dividends on, or make any other distributions with respect to or redeem, purchase or otherwise acquire for consideration, any Class A Shares (or any other shares that rank pari passu or junior to the Class B Shares) for so long as any Class B Shares remain issued and outstanding. Notwithstanding the foregoing, the Corporation shall be permitted at any time to make a Permitted Distribution; provided, however, that in no circumstances shall the Corporation make a Permitted Distribution unless such dividend or other distribution is funded with the proceeds of any common equity issuance made by the Corporation.

4.                                       No Alteration. No subdivision, consolidation, reclassification or other change in the Class B Shares may be made unless the equivalent subdivision, consolidation, reclassification or other change is made to the Class A Shares at the same time as the Class B Shares.

5.                                       Liquidation Preference. Upon the occurrence of a Liquidation Event or Sale Transaction, each holder of Class B Shares shall be entitled to receive from such Sale Transaction or, in the case of a Liquidation Event, out of the remaining assets of the Corporation legally available for distribution to shareholders, before any payment or distribution is made to any other class or series of shares (including for greater certainty the Class A Shares), an amount equal to the greater of (i) the aggregate Accreted Value of the issued and outstanding Preferred Shares which were converted into such Class B Shares as of the Conversion Date (plus all unpaid dividends that had accrued on such Preferred Shares from the last Compounding Date to the Conversion Date) or (ii) the product of (a) the number of Class B Shares outstanding at the time of such Liquidity Event or Sale Transaction and (b) the Class A Share Amount.

6.                                       Initial Public Offering. Immediately prior

to the closing of an underwritten public offering of common shares of the Corporation (or any of its subsidiaries or successors) pursuant to a prospectus or registration statement under applicable Canadian and/or U.S. securities laws resulting in net proceeds (after underwriting discounts and commissions) to the Corporation (or any of its subsidiaries or successors) and selling shareholders of the Corporation (or any of its subsidiaries or successors) of at least U.S. $100 million, on a recognized stock exchange or inter-dealer quotation system (such a public offering, a “QIPO”), each Class B Share then outstanding shall convert automatically into that number of fully paid and non-assessable Class A Shares equal to the greater of (i) one (1) or (ii) the quotient equal to (x) the Accreted Value of an issued and outstanding Preferred Share which was converted into such Class B Share as of the Conversion Date (plus all unpaid dividends that had accrued on such Preferred Share from the last Compounding Date to the Conversion Date) divided by (y) the QIPO offering price for the common shares.

7.                                       Reservation of Class A Shares. The Corporation shall at all times reserve and keep available for issuance upon the conversion of Class B Shares in connection with a QIPO, such number of its authorized but unissued Class A Shares as will from time to time be sufficient to permit the conversion of all outstanding Class B Shares, and shall take all action to increase the authorized number of Class A Shares if at any time there shall be insufficient authorized but unissued Class A Shares to permit such reservation or to permit the conversion of all outstanding Class B Shares.

8.                                       Amendment. The terms and conditions of the Class B Shares may not be amended without the consent of the holders of not less than 66 2/3% of the issued and outstanding Class B Shares.

9.                                       No Further Class B Shares. No further Class B Shares may be issued by the Corporation without the consent of the holders of all of the Class B Shares.

IV.                                 PREFERRED SHARES

The rights of the holders of Preferred Shares are equal in all respects and shall have the following rights, privileges, restrictions and conditions:

1.                                       Rank. The Preferred Shares shall, for all purposes, rank senior to the Common Shares (and any other class or series of common or preferred shares of the Corporation created in the future) (such existing Common Shares and shares created in the future collectively, the “Junior Shares”).

2.                                       Voting. The registered holders of Preferred Shares shall be entitled to receive notice of and to attend any meeting of the Common Shareholders, but shall not be entitled to vote at any such meeting or in any written consent in lieu of a meeting of Common Shareholders. The holders of the Preferred Shares shall be entitled to receive copies of all draft written resolutions of the Common Shareholders prior to their execution and copies of executed resolutions and minutes of meetings of the Common Shareholders promptly following their completion or execution.

3.                                       Dividends.

(a)                                  Dividend Rate. The holder of a Preferred Share shall be entitled to dividends at an annual rate equal to twelve percent (12%) of the Accreted Value, calculated on the basis of a 360-day year, consisting of twelve 30-day months, and such dividends shall accrue on an annual basis from and after the Initial Closing Date until the Conversion Date, whether or not declared by the Board of Directors. Dividends shall not accrue after the Conversion Date. Unless otherwise determined by the Board of Directors, accrued and unpaid dividends shall not be paid in cash but instead shall compound and be added to the Accreted Value in effect on the day immediately prior to a compounding date, on a semi-annual basis (each such semi-annual compounding date, a “Compounding Date”). Accrued and unpaid dividends shall be payable if, as and when declared by the Board of Directors.

(b)                                 Junior Share Dividends. The Corporation shall not declare or pay any dividends on, or make any other distributions with respect to or redeem, purchase or otherwise acquire for consideration, any Junior Shares for so long as any Preferred Shares remain issued and outstanding. Notwithstanding the foregoing, the Corporation shall be permitted at any time to make a Permitted Distribution; provided, however, that in no circumstances shall the Corporation make a Permitted Distribution unless such dividend or other distribution is funded with the proceeds of any common equity issuance made by the Corporation.

4.                                       Retraction. At any time prior to the Conversion Date, the Corporation shall have the right to retract the Preferred Shares for a cash payment per Preferred Share equal to (i) the Issue Price of such share, plus (ii) all unpaid dividends (if any) that have accrued or compounded on such share. For the purposes of Subsection 191(4) of the Tax Act, the amount specified in respect of each Preferred Share is the amount contemplated by item (i) above in this Section 4. Notwithstanding the foregoing, the Corporation shall not be permitted to exercise such retraction right unless the consideration for such retraction has been funded by any common equity issuance made by the Corporation.

5.                                       Conversion.

(a)                                  Optional Conversion. No holder of Preferred Shares shall have the right to convert its Preferred Shares (or any of them) into Class B Shares.

(b)                                 Automatic Conversion. If any Preferred Shares remain issued and outstanding as of the Conversion Date and provided that Coop or any of its Affiliates have not, prior to that time, acquired all of the outstanding Preferred Shares or the Warrant, then each Preferred Share then outstanding shall convert automatically into that number of fully paid and non-assessable Class B Shares equal to (x) the Accreted Value of such issued and outstanding Preferred Share (plus all unpaid dividends that had accrued on such Preferred Share from the last Compounding Date to the Conversion Date) divided by (y) the Conversion Price. In connection with such conversion, the holders of Preferred Shares shall surrender any certificate(s) representing the Preferred Shares to be converted to the Corporation at any time during usual business hours at its principal place of business no later than five (5) Business Days prior to the Conversion Date. All certificates representing Preferred Shares surrendered for conversion shall forthwith be cancelled by the Corporation, and promptly thereafter the

Corporation shall (subject to compliance with any applicable securities laws) deliver to the holder of such Preferred Shares so surrendered certificate(s) representing the number of fully paid and non-assessable Class B Shares into which such Preferred Shares were converted.

6.                                       Liquidation Preference.

(a)                                  Liquidation Payment. Upon the occurrence of a Liquidation Event or Sale Transaction, each holder of Preferred Shares shall be entitled to receive from such Sale Transaction or, in the case of a Liquidation Event, out of the remaining assets of the Corporation legally available for distribution to shareholders, before any payment or distribution is made to any class or series of Junior Shares, an amount in respect of each Preferred Share then held by such holder equal to (i) the Issue Price of such Preferred Share plus (ii) all unpaid dividends (if any) that had accrued or compounded on such share to the effective date of such Liquidation Event or Sale Transaction (such amounts collectively, the “Liquidation Payment”). For the purposes of Subsection 191(4) of the Tax Act, the amount specified in respect of each Preferred Share is the amount contemplated by (i) above in this Section 6(a). If the proceeds from such Sale Transaction or the assets of the Corporation available for distribution by the Corporation to the holders of Preferred Shares in a Liquidation Event are insufficient to permit payment in full to such holders of the aggregate Liquidation Payment, then all of such proceeds from the Sale Transaction or the assets available for distribution by the Corporation to the holders of Preferred Shares in a Liquidation Event, as the case may be, shall be distributed among and paid to such holders of Preferred Shares ratably in proportion to the amounts that would have been payable to such holders if such assets were sufficient to permit payment in full.

(b)                                 No Additional Payment. After the holders of all Preferred Shares shall have been paid in full the amounts to which they are entitled pursuant to Section 6(a), the holders of Preferred

Shares shall not be entitled to any further participation in any distribution of assets of the Corporation and the remaining assets of the Corporation shall be distributed to the holders of Junior Shares on a pro rata basis in accordance with the rights, privileges, restrictions and conditions attached to such Junior Shares.

7.                                       Anti-dilution Adjustments. The Conversion Price, and the number and type of securities to be received upon conversion of Preferred Shares, shall be subject to adjustment as follows:

(a)                                  Share Dividend, Subdivision, Combination or Reclassification of Common Shares. For so long as any-Preferred Share remains outstanding, in the event that the Corporation: (i) pays a dividend or makes a distribution on the outstanding Common Shares payable in shares of the Corporation; (ii) subdivides the outstanding Common Shares into a larger number of shares; (iii) combines the outstanding Common Shares into a smaller number of shares; or (iv) issues any Common Shares in a reclassification of the Common Shares, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of shares or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such Preferred Shares been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 7(a) shall become effective retroactively (x) in the case of any such share dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Shares entitled to receive such share dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

dividend or other distribution otherwise payable to any holder of Shares such amounts as the Corporation is required to deduct and withhold with respect to such payment under the Tax Act or any provision of any provincial, local or foreign tax law, in each case, as amended from time to time. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority.

(b)                                 Certificate as to Adjustments. Upon any adjustment to the Conversion Price, the Corporation shall within a reasonable period (not to exceed ten (10) Business Days) following any of the foregoing transactions deliver to each registered holder of Preferred Shares a certificate, signed by the chief financial officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

8.                                       Reservation of Class B Shares. The Corporation shall at all times reserve and keep available for issuance upon the conversion of Preferred Shares, such number of its authorized but unissued Class B Shares as will from time to time be sufficient to permit the conversion of all outstanding Preferred Shares, and shall take all action to increase the authorized number of Class B Shares if at any time there shall be insufficient authorized but unissued Class B Shares to permit such reservation or to permit the conversion of all outstanding Preferred Shares.

9.                                       Amendment. The terms and conditions of the Preferred Shares may not be amended without the consent of the holders of not less than (66 2/3%) of the issued and outstanding Preferred Shares. The Corporation shall not create a new class or series of shares or elevate an existing class of shares to give it rights senior in any respect to the Preferred Shares without the consent of holders of not less than (66 2/3%) of the issued and outstanding Preferred Shares.

10.                                 Termination of Rights. If the Preferred Shares are converted into Class B Shares pursuant to Section 5(b), all rights with respect to the Preferred Shares so converted shall terminate, except the right to receive certificates for the number of Class B Shares into which such Preferred Shares have been converted, and the former holders of Preferred Shares shall thereafter only be permitted to exercise the rights to which they are entitled hereunder as holders of Class B Shares.

V.                                     MISCELLANEOUS

1.                                       Tax Withholding. The Corporation shall be entitled to deduct and withhold from any dividend or other distribution otherwise payable to any holder of Shares such amounts as the Corporation is required to deduct and withhold with respect to such payment under the Tax Act or any provision of any provincial, local or foreign tax law, in each case, as amended from time to time. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority.

SCHEDULE OF RESTRICTIONS ON SHARE TRANSFERS

The right to transfer shares of the Corporation is restricted in that no shareholder shall be entitled to transfer any share or shares in the capital of the Corporation to any person who is not a shareholder of the Corporation unless the transfer has been approved by the board of directors of the Corporation.

SCHEDULE OF OTHER PROVISIONS

1.                                       The number of direct or indirect beneficial owners of securities of the Corporation will be limited to not more than 50, not including employees and former employees of the Corporation or any of its affiliates, provided that each person is counted as one beneficial owner unless the person is created or used solely to purchase or hold securities of the Corporation, in which case each beneficial owner or each beneficiary of the person, as the case may be, shall be counted as a separate beneficial owner. For purposes of this paragraph, the term “securities” does not include non-convertible debt securities of the Corporation.

2.                                       Any invitation to the public to subscribe for securities of the Corporation is prohibited.

3.                                       The Corporation has a lien on the shares of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

4.                                       The right to transfer securities of the Corporation, other than non-convertible debt securities, is restricted in that no securityholder shall be entitled to transfer any securities of the Corporation to any person who is not a securityholder of the Corporation unless the transfer has been approved by the board of directors of the Corporation.

5.                                       The liability of each of the shareholders of the unlimited liability corporation for any liability, act or default of the unlimited liability corporation is unlimited in extent and joint and several in nature.

CORPORATE ACCESS NUMBER: 2014272583

AIberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT

1427258 ALBERTA ULC

CHANGED ITS NAME TO GIBSON ENERGY HOLDING ULC ON 2009/05/06.

BUSINESS CORPORATIONS ACT

Alberta	ARTICLES OF AMENDMENT

1. Name of Corporation	2. Corporate Access Number

1427258 ALBERTA ULC	2014272583

3.               Pursuant to subsection 173(1)(a) of the Business Corporations Act (Alberta), the Articles of the Corporation be amended by changing the name of the Corporation from 1427258 Alberta ULC to GIBSON ENERGY HOLDING ULC

4.	DATE	SIGNATURE	TITLE

	May 5, 2009	/s/ Carolyn E. Simpson	Solicitor

REGISTERED ON THE ALBERTA REGISTRIES CORES SYSTEM MAY 6 2009

Name Change Alberta Corporation - Registration Statement

Alberta Amendment Date: 2009/05/06

Service Request Number: 13096796
Corporate Access Number: 2014272583
Legal Entity Name:	1427258 ALBERTA ULC
French Equivalent Name:
Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation
New Legal Entity Name:	GIBSON ENERGY HOLDING ULC
New French Equivalent Name:
Nuans Number:	96166947
Nuans Date:	2009/05/05
French Nuans Number:
French Nuans Date:

Professional Endorsement Provided:

Future Dating Required:

Annual Return

No Records returned

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Restrictions on Share Transfers	ELECTRONIC	2008/09/23
Other Rules or Provisions	ELECTRONIC	2008/09/23
Share Structure	ELECTRONIC	2008/12/12

Registration Authorized By:	CAROLYN E. SIMPSON
SOLICITOR